CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (File No. 33-81800) of our report dated February 11, 1999 on our audits of the financial statements and financial highlights of the BB&T Growth and Income Fund and the AmSouth Equity Income Fund, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectuses for the BB&T Growth and Income Fund and the AmSouth Equity Income Fund and under the captions "Financial Statements" and "Auditors" in the Statement of Additional Information in this Post-Effective Amendment No. 6 to Registration Statement on Form N-1A (File No. 33-81800).



                                               /s/ PricewaterhouseCoopers LLP
                                               PricewaterhouseCoopers LLP

Columbus, Ohio
March 31, 1999